Restricted Stock
One-Year Vest

TRIMAS CORPORATION
2011 OMNIBUS INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK AGREEMENT

TriMas Corporation (“Corporation”), as permitted by the TriMas Corporation 2011 Omnibus Incentive Compensation Plan (“Plan”), grants to the individual listed below (“Grantee”), a Restricted Stock Award (“Award”) for the number of shares of the Corporation’s Stock set forth below (“Restricted Stock”), subject to the terms and conditions of the Plan and this Restricted Stock Agreement (“Agreement”).
Unless otherwise defined in this Agreement or in Appendix A to this Agreement, the terms used in this Agreement have the same meaning as defined in the Plan. The term “Service Provider” as used in this Agreement means an individual actively providing services to the Corporation or a Subsidiary or Affiliate of the Corporation.
I.    NOTICE OF RESTRICTED STOCK AWARD

Grantee:	[specify Grantee’s name]
Date of Agreement:	[month and day], 2013
Grant Date:	[month and day], 2013
Number of Shares of Restricted Stock in Award:	[number of shares]

II.    AGREEMENT
A.    Grant of Restricted Stock. The Corporation grants to Grantee (who, pursuant to this Award is a Participant in the Plan) the number of shares of Restricted Stock set forth above, subject to adjustment as provided otherwise in this Agreement. Notwithstanding anything to the contrary anywhere else in this Agreement, the shares of Restricted Stock in this Award are subject to the terms and provisions of the Plan, which are incorporated by reference into this Agreement.
1.    Vesting. The Restricted Stock will vest in full on the first anniversary of the Grant Date (“Vesting Date”), subject to Grantee’s continued status as a Service Provider through such Vesting Date.
2.    Rights as Stockholder. Except for the potential forfeitability of the Restricted Stock before the lapse of restrictions set forth in Section II.A.1 above, Grantee has all rights of a stockholder (including voting and dividend rights) commencing on the date of the Corporation’s book entry evidencing the grant of Restricted Stock under this Agreement. With respect to any dividends that are paid with respect to the Restricted Stock between the date of this

Agreement and the Vesting Date, such dividends (whether payable in cash or shares) shall be subject to the same restrictions as the Restricted Stock, including any forfeiture provisions described in Section II.A.4 below.
3.    Adjustments. The Restricted Stock covered by this Award will be subject to adjustment as provided in Section 17 of the Plan.
4.    Termination of Services; Forfeiture. Notwithstanding any other provision of this Agreement:
(a)    Voluntary Termination; Termination for Cause. Any unvested Restricted Stock subject to the Award will be canceled and forfeited if Grantee voluntarily terminates as a Service Provider (other than for Good Reason as provided below), or if Grantee’s status as a Service Provider is involuntarily terminated by the Corporation or a Subsidiary or Affiliate of the Corporation for Cause. Notwithstanding the foregoing, no termination of Grantee’s employment shall qualify as a termination for Cause unless (x) the Company notifies Grantee in writing of the Company’s intention to terminate Grantee’s employment for Cause within 90 days following the initial existence of the occurrence or event giving rise to Cause, (y) Grantee fails to cure such occurrence or event within 30 days after receipt of such notice from the Company and (z) the Company terminates Grantee’s employment within 45 days after the expiration of Grantee’s cure period in subsection (y).
(b)    Death; Disability. If Grantee ceases to be a Service Provider prior to the Vesting Date as a result of Grantee’s death or Disability, Grantee shall fully vest in the Restricted Stock subject to the Award.
(c)    Qualifying Termination Prior to a Change of Control. If Grantee has a “Qualifying Termination” (as defined in Appendix A) prior to a “Change of Control” (as defined in Appendix A) before the Vesting Date, Grantee shall vest in a number of shares of Restricted Stock in an amount equal to the number of shares of Restricted Stock that would have lapsed as of the Vesting Date, adjusted pro-rata on a full calendar month basis in accordance with the date on which Grantee terminates service.
(d)    Qualifying Termination Following a Change of Control. If Grantee has a Qualifying Termination within one year following a Change of Control, Grantee shall fully vest in the Restricted Stock subject to the Award.
Any Restricted Stock that does not vest in accordance with this Section II.A.4 shall be canceled and forfeited as of the date of Grantee’s termination of services. Further, the Corporation retains the right to accelerate the vesting of all or a portion of the Restricted Stock subject to this Award.
B.    Other Terms and Conditions.
1.    Non-Transferability of Award. Except as described below, this Award and the Restricted Stock subject to this Award may not be sold, pledged, assigned, hypothecated,

transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Notwithstanding the foregoing, with the consent of the Committee in its sole discretion, Grantee may assign or transfer this Award and its underlying Restricted Stock to a trust or similar vehicle for estate planning purposes (the “Permitted Assignee”), provided that any such assigned Restricted Stock shall remain subject to all terms and conditions of the Plan and this Agreement, and the Permitted Assignee executes an agreement satisfactory to the Corporation evidencing these obligations. The terms of this Award are binding on the executors, administrators, heirs, successors and assigns of Grantee.
2.    Withholding. Grantee authorizes the Corporation to withhold from the shares of Stock to be delivered as payment the number of shares needed to satisfy any applicable minimum income and employment tax withholding obligations, or Grantee agrees to tender sufficient funds to satisfy any applicable income and employment tax withholding obligations in connection with the vesting of the Restricted Stock under this Award.
3.    Dispute Resolution. Grantee and the Corporation agree that any disagreement, dispute, controversy, or claim arising out of or relating to this Agreement, its interpretation, validity, or the alleged breach of this Agreement, will be settled exclusively and, consistent with the procedures specified in this Section II.B.3., irrespective of its magnitude, the amount in controversy, or the nature of the relief sought, in accordance with the following:
(a)    Negotiation. Grantee and the Corporation will use their best efforts to settle the dispute, claim, question or disagreement. To this effect, they will consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties.
(b)    Arbitration. If Grantee and the Corporation do not reach a solution within a period of 30 days from the date on which the dispute, claim, disagreement, or controversy arises, then, upon written notice by Grantee to the Corporation or the Corporation to Grantee, all disputes, claims, questions, controversies, or differences will be submitted to arbitration administered by the American Arbitration Association (the “AAA”) in accordance with the provisions of its Employment Arbitration Rules (the “Arbitration Rules”).
(1)    Arbitrator. The arbitration will be conducted by one arbitrator skilled in the arbitration of executive employment matters. The parties to the arbitration will jointly appoint the arbitrator within 30 days after initiation of the arbitration. If the parties fail to appoint an arbitrator as provided above, an arbitrator with substantial experience in executive employment matters will be appointed by the AAA as provided in the Arbitration Rules. The Corporation will pay all of the fees, if any, and expenses of the arbitrator and the arbitration, unless otherwise determined by the arbitrator. Each party to the arbitration will be responsible for his/its respective attorneys fees or other costs of representation.
(2)    Location. The arbitration will be conducted in Oakland County, Michigan.

(3)    Procedure. At any oral hearing of evidence in connection with the arbitration, each party or its legal counsel will have the right to examine its witnesses and cross-examine the witnesses of any opposing party. No evidence of any witness may be presented in any form unless the opposing party or parties has the opportunity to cross-examine the witness, except under extraordinary circumstances in which the arbitrator determines that the interests of justice require a different procedure.
(4)    Decision. Any decision or award of the arbitrator is final and binding on the parties to the arbitration proceeding. The parties agree that the arbitration award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitration award may be entered in any court having jurisdiction.
(5)    Power. Nothing contained in this Agreement may be deemed to give the arbitrator any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.
The provisions of this Section II.B.3 survive the termination or expiration of this Agreement, are binding on the Corporation’s and Grantee’s respective successors, heirs, personal representatives, designated beneficiaries and any other person asserting a claim described above, and may not be modified without the consent of the Corporation. To the extent arbitration is required, no person asserting a claim has the right to resort to any federal, state or local court or administrative agency concerning the claim unless expressly provided by federal statute, and the decision of the arbitrator is a complete defense to any action or proceeding instituted in any tribunal or agency with respect to any dispute, unless precluded by federal statute.
4.    Code Section 409A. Without limiting the generality of any other provision of this Agreement, Section 18.9 of the Plan pertaining to Code Section 409A is explicitly incorporated into this Agreement.
5.    No Continued Right as Service Provider. Nothing in the Plan or in this Agreement confers on Grantee any right to continue as a Service Provider, or interferes with or restricts in any way the rights of the Corporation or any Subsidiary or Affiliate of the Corporation, which are hereby expressly reserved, to discharge Grantee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment agreement between Grantee and the Corporation or any Subsidiary or Affiliate of the Corporation.
6.    Effect on Other Benefits. In no event will the value, at any time, of the Restricted Stock or any other payment or right to payment under this Agreement be included as compensation or earnings for purposes of any other compensation, retirement, or benefit plan offered to employees of, or other Service Providers to, the Corporation or any Subsidiary or Affiliate of the Corporation unless otherwise specifically provided for in such plan.

7.    Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Michigan, notwithstanding conflict of law provisions.
8.    Clawback Policy. Any shares of Restricted Stock that have vested shall be subject to the Company’s recoupment policy, as in effect from time to time.
(Signature Page Follows)

This Agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one document.

TRIMAS CORPORATION

Dated: [month and date], 2013	By:
Name: Joshua A. Sherbin Title: Vice President, General Counsel and Corporate Secretary

GRANTEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS RESTRICTED STOCK AGREEMENT, NOR IN THE CORPORATION’S 2011 OMNIBUS INCENTIVE COMPENSATION PLAN, WHICH IS INCORPORATED INTO THIS AGREEMENT BY REFERENCE, CONFERS ON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE CORPORATION OR ANY PARENT OR SUBSIDIARY OR AFFILIATE OF THE CORPORATION, NOR INTERFERES IN ANY WAY WITH GRANTEE’S RIGHT OR THE CORPORATION’S RIGHT TO TERMINATE GRANTEE’S SERVICE PROVIDER RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.
BY CLICKING THE “ACCEPT” BUTTON BELOW, GRANTEE ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT GRANTEE IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THE PLAN. GRANTEE ACCEPTS THIS RESTRICTED STOCK AWARD SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE PLAN. GRANTEE HAS REVIEWED THE PLAN AND THIS AGREEMENT IN THEIR ENTIRETY. GRANTEE AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD.

APPENDIX A
TO
RESTRICTED STOCK AGREEMENT
GLOSSARY
For purposes of this Agreement:
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

A “Change of Control” shall be deemed to have occurred upon the first of the following events to occur:

(i)
any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below;

(ii)
the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (the “Incumbent Board”); provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(iii)
there is consummated a merger, consolidation, wind-up, reorganization or restructuring of the Company with or into any other entity, or a similar event or series of such events, other than (A) any such event or series of events which results in (1) the voting securities of the Company outstanding immediately prior to such event or series of events continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (2) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) any such event or series of events effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)
the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 51% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

Notwithstanding the foregoing, (A) a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (B) if required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a “Change of Control” shall be deemed to have occurred only if a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code shall also be deemed to have occurred under Section 409A of the Code.

“Good Reason” means:

(i)	A material and permanent diminution in Grantee’s duties or responsibilities;

(ii)	A material reduction in the aggregate value of base salary and bonus opportunity or material reduction in the aggregate value of other benefits provided to Grantee by the Corporation; or

(iii)	A permanent reassignment of Grantee to another primary office, or relocation of the Corporation’s office of more than 50 miles from the current office location.
Grantee must notify the Corporation of Grantee’s intention to invoke termination for Good Reason within 90 days after Grantee has knowledge of such event and provide the Corporation 30 days’ opportunity for cure, or such event shall not constitute Good Reason. Grantee may not invoke termination for Good Reason if Cause exists at the time of such termination.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Qualifying Termination” means a termination of Grantee’s services with the Corporation or a Subsidiary or an Affiliate of the Corporation for any reason other than:
(i)    death;
(ii)    Disability;
(iii)    Cause; or

(iv)	a termination of Services by Grantee without Good Reason, (as defined above).